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                                                                   EXHIBIT T3E-7

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE DISTRICT OF SOUTH CAROLINA

IN RE:                                  )            CHAPTER 11
                                        )
POLYMER GROUP, INC., et al.,(1)         )            CASE NO. 02-05773(W)
                                        )            (JOINTLY ADMINISTERED)
                                        )
                       DEBTORS.         )
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    NOTICE OF: (A) HEARING TO CONFIRM DEBTORS' JOINT AMENDED MODIFIED PLAN OF
             REORGANIZATION; (B) OBJECTION AND VOTING DEADLINES; AND
                     (C) SOLICITATION AND VOTING PROCEDURES
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     PLEASE TAKE NOTICE THAT on November 18, 2002, in the United States
Bankruptcy Court for the District of South Carolina, the Debtors filed their Motion for Order, (I) Scheduling Hearing on Confirmation of the Modified Plan of Reorganization, (II) Approving Solicitation Procedures, (III) Approving Form and Manner of Notice of the Confirmation Hearing (the "Solicitation Procedure Motion").(2) In the Solicitation Procedures Order, the Bankruptcy Court scheduled certain hearings and objection deadlines and approved certain solicitation and voting procedures with respect to the Debtors' Joint Amended Modified Plan of Reorganization filed November 25, 2002 (the "Amended Modified Plan"), all as set forth below.

     PLEASE TAKE FURTHER NOTICE THAT on November 27, 2002, a hearing was held to approve the adequacy of the Amended Modified Disclosure Statement for the Joint Amended Modified Plan (the "Disclosure Statement Hearing"). Following the Disclosure Statement Hearing, the Court approved the Amended Modified Disclosure Statement (the "Amended Modified Disclosure Statement").

     PLEASE TAKE FURTHER NOTICE THAT on December 27, 2002 at 9:00 a.m. Prevailing Eastern Time, a hearing to confirm the Amended Modified Plan (the "Confirmation Hearing") will be conducted by the Honorable John E. Waites, United States Bankruptcy Court for the District of South Carolina, 1100 Laurel Street, Columbia, South Carolina 29201 (the "Bankruptcy Court"). The Confirmation Hearing may be continued from time to time by announcing such continuance in open court or otherwise. Additionally, the Amended Modified Plan may be modified, if necessary, pursuant to 11 U.S.C. Section 1127 before, during, or as a result of the Confirmation Hearing, all without further notice to parties in interest. Prior to the Confirmation Hearing, the Court, in its discretion, may put in place additional procedures governing the Confirmation Hearing.

     PLEASE TAKE FURTHER NOTICE THAT the Court has established (i) December, 20 2002 at 5:.00 p.m. prevailing Eastern Time, as the last date and time for filing and serving objections to the confirmation of the Amended Modified Plan (the "Plan Objection Deadline"). Objections not filed and served by the Plan Objection Deadline in the manner set forth as follows may not be considered by the Court. All objections must state with particularity the grounds for such objection. In order to be considered by the Court, objections, if any, to the Amended Modified Plan and must be in writing and must be: (a) filed so as to be actually RECEIVED by the Clerk of the United States Bankruptcy Court for the District of South Carolina, P.O. Box 1448, Columbia, South Carolina 29202 by 4:30 p.m. prevailing Eastern Time on or before the Objection Deadlines; and (b) served on the Notice Parties so that they are actually RECEIVED by 4:30 p.m. prevailing Eastern Time, on or before the Plan Objection Deadline by:

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     (1) Debtors are the following entities: Polymer Group, Inc., PGI Polymer,
Inc., PGI Europe, Inc., Chicopee, Inc., FiberTech Group, Inc., Technetics Group, Inc., Fibergol Corporation, Fabrene Corp., Fabrene Group LLC, PNA Corp., FNA Polymer Corp., FNA Acquisition, Inc., Loretex Corporation, Dominion Textile
(USA) Inc., Poly-Bond Inc., FabPro Oriented Polymers, Inc., PGI Asset Management Company, PGI Servicing Company, Pristine Brands Corporation; PolyIonix Separation Technologies, Inc., Bonlam (S.C.), Inc.

     (2) Capitalized terms not defined herein have the same meaning as ascribed in the Solicitation Procedures Motion.

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
COUNSEL FOR DEBTORS AND DEBTORS IN POSSESSION:            COUNSEL TO THE AGENT FOR PREPETITION LENDERS:
--------------------------------------------------        ---------------------------------------------
Kirkland & Ellis                                          Milbank, Tweed, Hadley & McCloy
200 E. Randolph Street                                    One Chase Manhattan Plaza
Chicago, IL 60601                                         New York, NY 10005-1413
Attn: James A. Stempel, Esq.                              Attn: Dennis Dunne, Esq.
      Jonathan P. Friedland, Esq.                         Phone:   (212) 530-5270
Phone:   (312) 861-2000                                   Fax:     (212) 530-5219
Fax:     (312) 861-2200
                                                          and
and
                                                          Nexsen Pruet Jacobs & Pollard, LLC
Nelson, Mullins, Riley & Scarborough, LLP.                1441 Main Street, Suite 1500
1330 Lady Street, Third Floor                             Columbia, SC  29202
Columbia, South Carolina 29201-3332                       Attn:  Rick Mendoza, Jr., Esq.
Attn:    George B. Cauthen, Esq.                          Phone: (803) 540-2026
Phone:   (803) 799-2000                                   Fax: (803) 253-8277
Fax:     (803) 265-7500

COUNSEL TO THE AGENT FOR DEBTOR IN POSSESSION
("DIP") LENDERS:                                          COUNSEL FOR THE UNITED STATES TRUSTEE:
--------------------------------------------------        ---------------------------------------------
Morgan, Lewis & Bockius LLP                               Office of the United States Trustee
101 Park Avenue                                           1201 Main Street, Suite 2440
New York, New York 10178-0060                             Columbia, South Carolina 29201
Attn:  Robert H. Scheibe, Esq.                            Attn:    Mary G. Slocum, Esq.
Phone:   (212) 309-6000                                   Phone:   (803) 806-3001
Fax:     (212) 309-6273                                   Fax:     (803) 806-3029

COUNSEL FOR THE COMMITTEE:                                COUNSEL FOR GOF:
--------------------------------------------------        ---------------------------------------------
Kasowitz, Benson, Torres & Friedman, LLP                  Orrick, Herrington & Sutcliffe LLP
1633 Broadway                                             400 Capitol Mall, Suite 3000
New York, NY 10019                                        Sacramento, CA 95814-4497
Attn: David Rosner, Esq.                                  Attn: Marc A. Levinson, Esq.
      Robert Novick, Esq.                                 Phone:   (916) 447-9200
Phone:   (212) 506-1700                                   Fax:     (916) 329-4900
Fax:     (212) 506-1800
                                                          and
and
                                                          Haynsworth Sinkler Boyd P.A.
The McNair Law Firm, P.A.                                 1201 Main Street, 22nd Floor
P.O. Box 11390 (29211)                                    Columbia, SC  29201-3226
1301 Gervais Street                                       Attn:  H. Stanley McGuffin, Esq.
Columbia, S.C. 29211                                      Phone:   (803) 540-7836
Attn:  Michael Beal, Esq.                                 Fax:     (803) 765-1243
Phone:   (803) 799-9800
Fax:     (803) 933-1447

     PLEASE TAKE FURTHER NOTICE THAT in the Solicitation Procedures Motion, the Court approved certain procedures with regard to soliciting acceptances or rejections of the Amended Modified Plan. Any party in interest wishing to obtain a copy of the Solicitation Procedures Motion or having questions about solicitation procedures may request such information by writing to Polymer Group, Inc., c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (the "Solicitation Agent") or by telephone at (877) 750-2689. Pursuant to the Solicitation Procedures Motion, the Debtors have distributed certain materials to, among others, those parties entitled to vote to accept or reject the Amended Modified Plan (the "Solicitation Package"), where applicable, which include:

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          (i)    the Amended Modified Disclosure Statement, as approved by the
                 Court;

          (ii)   the Amended Modified Plan;

          (iii)  the appropriate Ballot(s) and voting instructions;

          (iv)   the Confirmation Hearing Notice;

          (v) any supplemental solicitation materials, as approved by the Court;

          (vi)   the Solicitation Procedures Motion; and

          (vii) a brief cover letter describing the contents of the Solicitation Package.

To avoid duplication and reduce expenses, creditors who have more than one claim may receive only (i) one Solicitation Package and (ii) one ballot for each claim. Holders of claims who are not entitled to vote on the Amended Modified Plan will receive only this Confirmation Hearing Notice and a Notice of Non-Voting Status. In the voting instructions contained in each Ballot, creditors will be instructed to complete all required information on the Ballot, execute the Ballot, and return the completed Ballot to the Solicitation Agent such that the Ballot is actually received by the Solicitation Agent by 5:00 p.m., Prevailing Eastern Time, on or before December 20, 2002 (the "Voting Deadline"). Any failure to follow the voting instructions included with the relevant Ballot may disqualify that Ballot and the corresponding vote.

     PLEASE TAKE FURTHER NOTICE THAT claims or equity interests that are subject to an objection filed 30 days before the Confirmation Hearing, as further set forth in the Solicitation Procedures Motion are not entitled to vote on the Amended Modified Plan, except as may be provided in the Solicitation Procedures Motion. If a holder of a claim or equity interest believes that such holder should be entitled to vote on the Amended Modified Plan, then the holder must file with the Court and serve on the Notice Parties a motion (with all evidence in support thereof) for an order pursuant to Bankruptcy Rule 3018(a) (a "Rule 3018(a) Motion") temporarily allowing such claim or equity interest for purposes of voting to accept or reject the Amended Modified Plan, and such motion must be adjudicated prior to the Confirmation Hearing, unless otherwise determined by the Court. Creditors may contact the Solicitation Agent to receive a Ballot for any claim for which a proof of claim and Rule 3018(a) Motion has been timely filed. Rule 3018(a) Motions that are not timely filed and served in the manner as set forth above shall not be considered.

     PLEASE TAKE FURTHER NOTICE THAT all documents that are filed with the Bankruptcy Court may be reviewed during regular business hours (9:00 a.m. to 4:30 p.m. weekdays, except for legal holidays) at the United States Bankruptcy Court for the District of South Carolina, 1100 Laurel Street, Columbia, South Carolina 29201. Alternatively, the docket can be accessed over the Internet at http://www.scb.uscourts.gov. The Amended Modified Plan and Amended Modified Disclosure Statement are also at http://www.trumbullbankruptcy.com. If you have any questions about how you are scheduled or the status of your claims(s) you may view the Debtors' on-line claims register at http://www.trumbullbankruptcy.com or contact Polymer Group, Inc., et al., c/o Trumbull Bankruptcy Services, P.O. Box 512, Windsor, CT 06095-0512, (877) 495-1983. If you have any questions regarding materials relating to the Amended Modified Plan or the Amended Modified Disclosure Statement, or if you require additional information concerning the procedures for voting to accept or reject the Amended Modified Plan, or if you believe you are entitled to receive a Solicitation Package and are not otherwise listed on the Debtors' Schedules, please contact the Solicitation Agent.


Columbia, South Carolina
Date: _________, 2002

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